Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Re: Ford Motor Credit Company LLC Registration Statement
Nos. 333-156360 and 333-132557 on Form S-3 and No. 333-137066 on Form S-4
We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Credit Company LLC and its Subsidiaries of our report dated February 26, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 26, 2009

23-1